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                                                                   Exhibit 99.3



                                   AGREEMENT


                 This Agreement (the "Agreement") is made as of January 18, 1996 by and among Work Recovery, Inc., a Colorado corporation ("WRI") and The Team for New Management, L.L.C., A Delaware limited liability company (the "Team").

                                    RECITALS

A. WRI and the Team are parties to a letter of intent dated January 3, 1996 (the "LOI").

B. WRI has issued to the Team a letter dated January 16, 1996 (the "Interim Agreement").


NOW THEREFORE, the parties agree as follows:

1. Board Meeting. It is anticipated that the Board of Directors of WRI, as constituted as of the date hereof (the "Current Board"), and certain of its individual members, will take the following actions at a meeting (the "Board Meeting") held on January 17, 1996, including such later dates as to which the Board Meeting was continued, such actions to be taken in the following order:

                 a. The Current Board will pass a resolution authorizing and directing the officers of WRI to enter into this Agreement and authorizing and directing the officers of WRI to enter into the Interim Management Services Agreement (the "Interim Management Services Agreement") with the Team in the form set forth as Exhibit A hereto.

                 b. The Current Board will elect the following officers of WRI, to replace all persons currently holding such officer positions with WRI:

                     Acting Chair of the Board (subject to appointment to the Board), President and CEO: Dorcas Hardy

                     Chief Operating Officer:  to be held vacant at this time
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                     Acting Chief Financial Officer:  Dorcas Hardy

                 c. The Current Board will adopt a resolution approving and authorizing each person not serving on the Current Board who becomes a director of WRI within the next year to receive the following:

                          i.  Indemnification Agreements substantially in the
form previously granted to current directors and senior officers of WRI;

                          ii.  if not an officer of WRI, $1,500 per Board or
Board committee meeting, plus expenses for meeting attendance;

                          iii.  coverage under a directors' and officers'
insurance policy with maximum limits of not less than $5,000,000; and

                          iv.  if not an officer of WRI, warrants on WRI common
stock exercisable for five years as follows:

                 100,000 warrants for serving as a director;
                 25,000 for each Committee membership; and 25,000 for each Committee Chair.

The exercise price of the warrants will be equal to the average closing bid price of WRI's stock for the 20 trading day period commencing with the date that is ten days prior to the earlier of: the date of the public announcement of such person becoming a director, or the date of the first meeting of the Board of Directors after the appointment or election of such director.

                 d. The Current Board will adopt a resolution approving such persons as may be designated by the Team (the "Team Nominees"), which persons may include some or all of Dorcas R. Hardy, John E. Affeldt, M.D., Julian W. De La Rosa, Renato DiPentima, Richard A. Lewis, William R. Sauey, and Edward M. Young, serving as directors of WRI and constituting a majority of the Board of Directors of WRI.

                 e. The Current Board will adopt a resolution authorizing the officers of WRI to enter into severance arrangements with Mr. Robert Bunker and Ms. Linda Duncan containing the terms set forth in the LOI with the following change: severance will be one year's base salary paid out over 30 months, with any unpaid amount





                                       2.
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payable in full if and when WRI reimburses the Team for its expenses through
January 2, 1996. Except for such agreements with Mr. Bunker and Ms. Duncan, the Current Board also will adopt a resolution directing the officers of WRI to cease payment of all amounts to former employees of WRI and its affiliates.

                 f. The Current Board will adopt a resolution authorizing, subject to approval of the shareholders of WRI and negotiation with the Team of a definitive Management Services Agreement to replace the Interim Management Services Agreement, the following warrant package:

                          i.    warrants, exercisable for five years, to
purchase three million shares of Common Stock of WRI at an exercise price of $1.25 per share;

                          ii.   warrants, exercisable for five years, to
purchase three million shares of the Common Stock of WRI at a price equal to the average closing bid price of the Common Stock for the 20 trading day period beginning ten days prior to the date hereof;

                          iii.  warrants, exercisable for five years, to
purchase two million shares of Common Stock of WRI at an exercise price of $3 per share; and

                          iv.   warrants, exercisable for five years, to
purchase two million shares of Common Stock of WRI at an exercise price of $5 per share.

The warrants would include the following provisions applicable to the underlying shares of Common Stock:

                          (aa)  the warrants will be issued as restricted
securities and initially will not be freely tradeable;

                          (bb)  the warrants will carry unlimited piggyback
rights on all underwritten public offerings or registrations of outstanding shares by the Company, subject to reasonable cutback pro rata with other secondary sellers, as may be requested by the managing underwriters;

                          (cc)  holders of the warrants will have the right to
participate pari passu with demand rights of other holders of shares of Common Stock, including shares underlying any outstanding options or warrants; and


                                       3.
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                          (dd)  the warrants will carry two demand registration
rights for which WRI will bear all expenses.

The warrant or stock option incentives (but excluding cash bonuses paid based on stock price appreciation) for Ms. Dorcas Hardy as an officer and director of WRI, along with similar stock incentives that WRI is anticipated to offer for a new Chief Operating Officer and a Chief Financial Officer to be hired in the next year will also come from, or cause a deduction from, this warrant package.

                 g. The Current Board will adopt a resolution authorizing, subject negotiation with the Team of a definitive Management Services Agreement to replace the Interim Management Services Agreement, reimbursement of the Team's out-of-pocket expenses, incurred prior through and including January 2, 1996, in connection with or otherwise related to the Team's attempts to obtain a change in control of WRI, including, without limitation, in connection with preparing to mount a proxy solicitation to replace the Current Board, drafting and filing preliminary proxy and solicitation materials with the Securities and Exchange Commission, meeting with shareholders of WRI and brokers, performing preliminary due diligence on WRI and its affiliates, obtaining WRI shareholder lists and commencing litigation to compel the holding of a WRI shareholders' meeting.

                 h. The Current Board will adopt a resolution establishing the authorized size of WRI's Board of Directors at seven members.

                 i. The following members of the Current Board will submit their resignations, effective immediately, resigning from all officer and director positions with WRI and any and all entities affiliated with WRI (except for Work Recovery Europe Limited): Christopher H. Bingham; Patricia
D. Golde and Robert E. Robbins.

                 j. The remaining members of the Current Board present at the Board Meeting (including Robert B. Bunker and Charles J. Rastatter) will appoint the following persons to fill vacancies on the Board of Directors:

                                  Dorcas R. Hardy, Julian W. De La Rosa, Renato DiPentima and Edward M. Young

                 k. Continuation of the Board Meeting to January 22, 1996 at 2 p.m. at the offices of WRI.


                                       4.
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                 l.  Robert B. Bunker and Charles J. Rastatter will submit
their resignations, effective immediately, resigning from all officer and director positions with WRI and any and all entities affiliated with WRI.

Each of the foregoing actions may be made conditioned on the satisfaction of the condition set forth in paragraph 2(c), below.

2. Subsequent Actions. The Team will execute and deliver the Interim Management Services Agreement and the lawsuit filed in Colorado against WRI to compel the holding of a shareholders' meeting will be dismissed, subject to satisfaction of the following conditions:

                 a. Approval and adoption by the Current Board and its relevant members of each of the resolutions and actions set forth in paragraph 1 on or before January 19, 1996, such resolutions to be in form and substance acceptable to the Team.

                 b. No material adverse change in the business, financial condition or prospects of WRI and its affiliates that becomes known to the Team from and after January 4, 1996 through the date of execution of the Interim Management Services Agreement.

                 c. The Company obtaining for the benefit of the Team Nominees officer and director liability insurance with coverage of not less than $5,000,000 in aggregate.

3.  Miscellaneous.

                 a. All portions of the LOI and the Interim Agreement constituting legally enforceable agreements will continue in full force and effect. Except as set forth therein or herein, this Agreement constitutes the entire agreement of the parties, superseding all prior agreements, understandings and representations concerning the subject matter hereof.

                 b. This Agreement may be executed in counterparts. The validity and enforceability of any provision hereof will be affected by a finding that any particular provision is invalid or unenforceable.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





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WORK RECOVERY, INC.

BY: /s/ Robert B. Bunker
    --------------------

ITS: Senior Vice President


TEAM FOR NEW MANAGEMENT, L.L.C.

BY: /s/ Dorcas R. Hardy
    -------------------

ITS: Member





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